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                 [SHUTTLEWORTH & INGERSOLL, P.L.C. LETTERHEAD]



                                                                     Exhibit 5.2

November 1, 2005

Monona Wire Corporation
c/o Commercial Vehicle Group, Inc.
6530 West Campus Oval
New Albany, Ohio, 43054


         Re:  Registration Statement on Form S-4
              ----------------------------------

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special counsel to Monona Wire Corporation, an Iowa corporation (the "Guarantor"), in connection with the Guarantor's proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 8% Senior Notes due 2013, Series B (the "Exchange Notes"). The Exchange Notes are to be issued by Commercial Vehicle Group, Inc., a Delaware corporation (the "Issuer"), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about November 1, 2005, under the Securities Act of 1933, as amended (the "Securities Act"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor (the "Guarantee"), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of July 6, 2005 (as may be amended or supplemented prior to the date hereof, the "Indenture"), among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments (i) the



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SHUTTLEWORTH & INGERSOLL, P.L.C.

Monona Wire Corporation
November 1, 2005
Page 2



articles of incorporation and by-laws of the Guarantor, (ii) a written consent of the board of directors of the Guarantor with respect to the issuance of the Guarantee, (iii) the Registration Statement and (iv) the Indenture.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor, the due authorization of all documents by the parties thereto other than the Guarantor and the due execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantor and others including, without limitation, provisions of the Registration Statement. Additionally, we have, with your consent, assumed that the Guarantor has received adequate consideration for the Guarantee.

         Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the knowledge of the particular attorneys who have represented the Guarantor during the course of our representation of the Guarantor in connection with the Guarantee. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, (iv) any law rules or regulations except the laws of the State of Iowa and the Iowa case law decided thereunder and (v) the "Blue Sky" laws and regulations of the State of Iowa and any Iowa laws relating to misrepresentation or fraud.

         Based upon and subject to the assumptions, qualifications, and limitations set forth above and below, we are of the opinion that:

1. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa.


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SHUTTLEWORTH & INGERSOLL, P.L.C.

Monona Wire Corporation
November 1, 2005
Page 3



2. The Indenture has been duly authorized, executed and delivered by the Guarantor. The Indenture is a valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.

3. When (i) the Registration Statement has been declared effective; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the existing 8% Senior Notes due 2013, the Guarantee of the Exchange Notes will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

4. The execution and delivery of the Indenture by the Guarantor and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation, bylaws or other organizational documents of the Guarantor or (ii) to our knowledge any statute or governmental rule or regulation of the State of Iowa or any state political subdivision thereof applicable to Guarantor.

5. To our knowledge, no consent, waiver, approval, authorization or order of any State of Iowa court or governmental authority of the State of Iowa or any state political subdivision thereof is required for the issuance by the Guarantor of the Guarantee.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We have assumed for the purpose of the opinions set forth in paragraphs 2 and 3 that there is no substantive difference between the laws of the State of Iowa and the laws of the State of New York in the interpretation of the provisions of the Indenture and the Exchange Notes. This opinion is given by us and accepted by you with the specific understanding that none of the members of our firm, nor our firm, will indemnify you, or anyone utilizing this opinion, for any damages that might result in reliance thereon based upon facts or contingencies which were not at this time discoverable after reasonable investigation conducted with due care. The information set forth herein is as of the date hereof. We assume no obligation to revise or supplement this opinion should the present laws of the State of Iowa be changed by legislative action, judicial decision or otherwise

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.


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SHUTTLEWORTH & INGERSOLL, P.L.C.

Monona Wire Corporation
November 1, 2005
Page 4



         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Sincerely,

                                            /s/ Shuttleworth & Ingersoll, P.L.C.